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                                                             EXHIBIT NO. 99.1(d)

                               MFS SERIES TRUST I

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

              REDESIGNATION OF CLASS R1 SHARES AND CLASS R2 SHARES

      Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration"), of MFS Series Trust I, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing Class R1 and Class R2 shares (as defined in the Declaration) of MFS Core Equity Fund, MFS Core Growth Fund, MFS New Discovery Fund, MFS Research International Fund, MFS Strategic Growth Fund, MFS Technology Fund and MFS Value Fund, each a series of the Trust, as follows:

      The class of shares previously designated as "Class R1 Shares" shall be redesignated as "Class R Shares," and the class of shares previously designated as "Class R2 Shares" shall be redesignated as "Class R3 Shares."
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      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 1st day of April, 2005 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


LAWRENCE H. COHN                         ROBERT J. MANNING
------------------------------           ------------------------------
Lawrence H. Cohn                         Robert J. Manning
45 Singletree Road                       13 Rockyledge Road
Chestnut Hill MA  02467                  Swampscott MA  01907


DAVID H. GUNNING                         LAWRENCE T. PERERA
------------------------------           ------------------------------
David H. Gunning                         Lawrence T. Perera
2571 N. Park Blvd.                       18 Marlborough Street
Cleveland Heights OH  44106              Boston MA  02116


WILLIAM R. GUTOW                         ROBERT C. POZEN
------------------------------           ------------------------------
William R. Gutow                         Robert C. Pozen
3 Rue Dulac                              9 Arlington Street
Dallas TX  75230                         Boston MA  02116


MICHAEL HEGARTY                          J. DALE SHERRATT
------------------------------           ------------------------------
Michael Hegarty                          J. Dale Sherratt
177 Old Briarcliff Road                  86 Farm Road
Briarcliff Manor NY  10510               Sherborn MA  01770


J. ATWOOD IVES                           LAURIE THOMSEN
------------------------------           ------------------------------
J. Atwood Ives                           Laurie Thomsen
17 West Cedar Street                     235 Nashawtuc Road
Boston MA  02108                         Concord MA  01742


AMY B. LANE
------------------------------
Amy B. Lane
9716 S.E. Sandpine Lane
Hobe Sound FL  33455